Transamerica 10f-3 Equity Report October 2013 - TF Funds
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                                                                                                               Underwriter
                 Offering                                                  Unit Price of                          From
                Date/Trade                                                 Offering/Price            Total    Whom the Fund
Fund               Date    Issuer/Security    Cusip   Offering Type Shares Paid Per Unit   Spread  Price Paid   Purchased
----            ---------- ---------------   -------- ------------- ------ -------------- -------- ---------- -------------


Transamerica                      CommScope
  Funds -                         Holding
  Transamerica                    Company,
  Mid Cap                         Inc.
  Value                           (COMM)                                                                      Deutsche Bank
  Fund          10/25/2013        IPO        20337X10 US Regsitered 62,700    $ 15.00     $ 0.7875  $940,500     Securities






Transamerica
  Funds-
  Transamerica                    Brixmor
  Long/                           Property
  Short                           Group Inc.                                                                    Wells Fargo
  Strategy      10/30/2013        (BRX) IPO  11120U10 US Regsitered  8,600    $ 20.00     $   1.00  $172,000     Securities
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                                                        Total Price Paid by
                                                        the Fund Plus Total
                                           Total Shares Price paid For Same
                                           Purchased by Securities Purchased
                Total Shares Total Size of  Investment      By the Same
Fund              Offered    the Offering   Management      Sub-adviser      % of Offering
----            ------------ ------------- ------------ -------------------- -------------
                                                                                           J.P. Morgan / Deutsche Bank
                                                                                           Securities / BofA Merrill Lynch /
Transamerica                                                                               Barclays / Credit Suisse /
  Funds -                                                                                  Goldman, Sachs & Co. / Jefferies /
  Transamerica                                                                             Morgan Stanley / RBC Capital
  Mid Cap                                                                                  Markets / Wells Fargo Securities /
  Value                                                                                    Allen & Company LLC / Evercore
  Fund           38,461,537  $576,923,055   4,719,600       $70,794,000          12.27%    / Raymond James
                                                                                           BofA Merrill Lynch / Citigroup /
                                                                                           J.P. Morgan / Wells Fargo
                                                                                           Securities / Barclays / Deutsche
                                                                                           Bank Securities / RBC Capital
                                                                                           Markets / UBS Investment Bank /
                                                                                           Blackstone Capital Markets /
Transamerica                                                                               Baird / Evercore / KeyBanc
  Funds-                                                                                   Capital Markets / Mitsubishi UFJ
  Transamerica                                                                             Securities / PNC Capital Markets
  Long/                                                                                    LLC / Sandler O'Neill + Partners,
  Short                                                                                    L.P. / Stifel / SunTrust Robinson
  Strategy       41,250,000  $825,000,000     633,550       $12,671,000           1.54%    Humphrey
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